EXHIBIT 10.4

                                                                     May 8, 2007


From: Citibank, N.A.
390 Greenwich Street
New York, NY 10013
Equity Derivatives
Telephone: (212) 723-7357
Facsimile: (212) 723-8328

To: Chemed Corporation
2600 Chemed Center
255 East Fifth Street
Cincinnati, OH 45202
Attention: Chief Financial Officer
Telephone No.:    (513) 762-6901
Facsimile No.:    (513) 287-6713




Re: Warrants

     The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Warrants issued by Chemed Corporation ("Company") to Citibank, N.A. ("Citibank") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below. This Confirmation shall replace any previous agreements and serve as the final documentation for this Transaction.

     The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern.

     Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties' entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1. This Confirmation evidences a complete and binding agreement between Citibank and Company as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the "Agreement") as if Citibank and Company had executed an agreement in such form (but without any Schedule except for the election of the laws of the State of New York as the governing law) on the Trade Date. In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement.

2. The Transaction is a Warrant Transaction, which shall be considered a Share Option Transaction for purposes of the Equity Definitions. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

       Trade Date:                                May 8, 2007

       Warrants:                                  Equity call warrants,  each giving the holder the right to purchase one Share at the Strike Price,  subject to the Settlement Terms set forth  below.  For the  purposes  of the Equity  Definitions,  each reference to a Warrant  herein shall be deemed to be a reference to a Call Option.

       Warrant Style:                             European

       Seller:                                    Company

       Buyer:                                     Citibank

       Shares:                                    The  capital  stock  of  Company,  par  value  USD  1  per  Share
                                                  (Exchange symbol "CHE")

       Number of Warrants:                        1,114,862,  subject to  adjustment as provided  herein;  provided that the Number of Warrants shall be  automatically  increased as of the  date  of  exercise  (the  "Greenshoe  Exercise")  by J.P.
                                                  Morgan  Securities  Inc.  and  Citigroup  Global  Markets Inc. as
                                                  representatives  of the  Initial  Purchasers  (as  defined in the
                                                  Purchase  Agreement  dated  as of May 8,  2007  between  Company,
                                                  J.P.  Morgan  Securities  Inc. and Citigroup  Global Markets Inc.
                                                  as  representatives  of the Initial Purchasers party thereto (the
                                                  "Purchase  Agreement")),  of their  option  pursuant to Section 1 of the Purchase  Agreement by the number of  additional  Warrants
                                                  in   proportion   to  the   increase  in  the  number  of  1.875%
                                                  Convertible Senior Notes due 2014 (the "Convertible  Notes"),  in
                                                  denominations  of USD 1,000  principal  amount issued pursuant to
                                                  such  exercise   (such   Convertible   Notes,   the   "Additional
                                                  Convertible Notes") (the "Additional Warrants").

       Warrant Entitlement:                       One Share per Warrant

       Strike Price:                              USD 105.4400

       Premium:                                   USD  12,426,300  (Premium per  Warrant:  USD  11.1460);  provided that if the  Number of  Warrants  is  increased  pursuant  to the proviso to the  definition of "Number of Warrants"  above,  there shall  be an  additional  Premium  equal  to the  product  of the number of  Additional  Warrants  and the Premium per Warrant (the
                                                  "Additional Premium"),  and such Additional Premium shall be paid by Citibank to Company on the Additional Premium Payment Date.

       Premium Payment Date:                      May 14, 2007

       Additional Premium Payment Date:           The  closing  date for the  purchase  and sale of the  Additional
                                                  Convertible Notes.

       Exchange:                                  The New York Stock Exchange

       Related Exchange(s):                       All Exchanges

                                       2

Procedures for Exercise:

        Expiration Time:                          The Valuation Time

        Expiration Date(s):                       Each  Scheduled  Trading Day during the period from and including
                                                  the  First   Expiration  Date  and  to  and  including  the  79th
                                                  Scheduled  Trading Day following the First  Expiration Date shall be an  "Expiration  Date" for a number of  Warrants  equal to the
                                                  Daily   Number  of   Warrants  on  such  date;   provided   that,
                                                  notwithstanding   anything   to  the   contrary   in  the  Equity
                                                  Definitions,   if  any  such  date  is  a  Disrupted   Day,   the
                                                  Calculation Agent shall make adjustments,  if applicable,  to the
                                                  Daily  Number of  Warrants or shall  reduce such Daily  Number of
                                                  Warrants to zero for which such day shall be an  Expiration  Date and  shall  designate  a  Scheduled  Trading  Day or a number  of
                                                  Scheduled  Trading  Days  as  the  Expiration   Date(s)  for  the
                                                  remaining  Daily Number of Warrants or a portion  thereof for the originally  scheduled  Expiration Date; and provided further that if  such  Expiration  Date  has  not  occurred  pursuant  to this clause as of the  eighth  Scheduled  Trading  Day  following  the last  scheduled  Expiration  Date  under  this  Transaction,  the
                                                  Calculation   Agent   shall  have  the  right  to  declare   such
                                                  Scheduled  Trading  Day to be the final  Expiration  Date and the
                                                  Calculation  Agent  shall  determine  its good faith  estimate of the fair  market  value for the Shares as of the  Valuation  Time on  that  eighth  Scheduled  Trading  Day  or on  any  subsequent
                                                  Scheduled  Trading Day, as the Calculation  Agent shall determine using commercially reasonable means.

       First Expiration Date:                     August 15, 2014 (or if such day is not a Scheduled  Trading  Day, the next  following  Scheduled  Trading  Day),  subject to Market
                                                  Disruption Event below.

       Multiple Exercise:                         Applicable

       Minimum Number of Warrants:                1

       Daily Number of Warrants:                  For any  Expiration  Date,  the Number of Warrants  that have not expired  or  been  exercised  as of  such  day,  divided  by  the remaining  number  of  Expiration  Dates  (including  such  day), rounded down to the nearest whole  number,  subject to adjustment pursuant to the provisos to "Expiration Date(s)".
       Maximum Number of Warrants:                All warrants  remaining  unexercised as of the remaining Exercise
                                                  Date(s).

       Automatic Exercise:                        Applicable;  and  means  that,  unless  all  Warrants  have  been previously  exercised  hereunder,  a number of Warrants  for each
                                                  Expiration  Date  equal  to the  Daily  Number  of  Warrants  (as adjusted  pursuant to the terms hereof) for such  Expiration Date will be  deemed  to be  automatically  exercised;  provided  that
                                                  "In-the-Money"  means that the Relevant Price for such Expiration
                                                  Date  exceeds  the Strike  Price for such  Expiration  Date;  and provided  further that all  references  in Section  3.4(b) of the
                                                  Equity  Definitions  to  "Physical  Settlement"  shall be read as references to "Net Share Settlement".

       Market Disruption Event:                   Section  6.3(a)(ii) of the Equity  Definitions  is hereby amended by replacing  clause (ii) in its entirety  with "(ii) an Exchange
                                                  Disruption,   or"  and  inserting  immediately  following  clause
                                                  (iii)  the  phrase "; in each  case  that the  Calculation  Agent determines is material."

Valuation:

       Valuation Time:                            Scheduled Closing Time.

       Valuation Date:                            Each Exercise Date.

 Settlement Terms:

       Settlement Method:                         Net Share Settlement.

       Net Share Settlement:                      On  the  relevant  Settlement  Date,  Company  shall  deliver  to
                                                  Citibank  the  Share   Delivery   Quantity  of  Shares  for  such
                                                  Settlement Date to the account  specified  hereto free of payment through the Clearance System.

       Share Delivery Quantity:                   For any  Settlement  Date, a number of Shares,  as  calculated by the Calculation  Agent,  equal to the Net Share Settlement Amount for such Settlement  Date divided by the Settlement  Price on the
                                                  Valuation Date in respect of such Settlement  Date,  rounded down to the nearest whole number plus any Fractional Share Amount.

       Net Share Settlement Amount:               For any  Settlement  Date,  an amount equal to the product of (i)
                                                  the  Number of  Warrants  exercised  or deemed  exercised  on the relevant  Exercise Date, (ii) the Strike Price  Differential  for
                                                  such Settlement Date and (iii) the Warrant Entitlement.

       Settlement Price:                          For any Valuation  Date,  the per Share  volume-weighted  average
                                                  price  as  displayed  under  the  heading   "Bloomberg  VWAP"  on
                                                  Bloomberg page CHE.N  [equity] AQR (or any successor  thereto) in respect  of the period  from the  scheduled  opening  time of the
                                                  Exchange to the  Scheduled  Closing Time on such  Valuation  Date
                                                  (or if such  volume-weighted  average price is  unavailable,  the market value of one Share on such  Valuation  Date, as determined by the  Calculation  Agent).  Notwithstanding  the foregoing,  if
                                                  (i)  any  Expiration  Date  is  a  Disrupted  Day  and  (ii)  the
                                                  Calculation  Agent  determines that such Expiration Date shall be an  Expiration  Date for fewer than the Daily Number of Warrants, as described  above,  then the Settlement  Price for the relevant
                                                  Valuation  Date shall be the  volume-weighted  average  price per
                                                  Share on such  Valuation  Date on the Exchange,  as determined by
                                                  the  Calculation   Agent  based  on  such  sources  as  it  deems
                                                  appropriate   using  a  volume-weighted   methodology,   for  the
                                                  portion of such  Valuation Date for which the  Calculation  Agent determines there is no Market Disruption Event.

       Settlement Date(s):                        As   determined  in  reference  to  Section  9.4  of  the  Equity
                                                  Definitions, subject to Section 9(m)(i) hereof.

 Other Applicable Provisions:                     The  provisions  of Sections  9.1(c),  9.8, 9.9,  9.11,  9.12 and
                                                  10.5 of the Equity  Definitions  will be applicable,  except that all references in such provisions to  "Physically-settled"  shall be  read  as  references  to  "Net  Share  Settled."  "Net  Share
                                                  Settled"  in  relation  to  any  Warrant  means  that  Net  Share
                                                  Settlement is applicable to that Warrant.


Representation and Agreement:                     Notwithstanding  Section  9.11  of the  Equity  Definitions,  the
                                                  parties  acknowledge  that any Shares  delivered  to Citibank may be,  upon  delivery,  subject  to  restrictions  and  limitations arising  from  Company's  status as issuer  of the  Shares  under applicable securities laws.


3. Additional Terms applicable to the Transaction:

   Adjustments applicable to the Warrants:

    Method of Adjustment:                         Calculation  Agent  Adjustment.  For the  avoidance of doubt,  in
                                                  making  any  adjustments  under  the  Equity   Definitions,   the
                                                  Calculation  Agent may make  adjustments,  if any,  to any one or more of the  Strike  Price,  the  Number of  Warrants,  the Daily
                                                  Number    of    Warrants    and    the    Warrant    Entitlement.
                                                  Notwithstanding   the   foregoing,    any   cash   dividends   or
                                                  distributions  on  the  Shares,  whether  or  not  extraordinary, shall be governed by Section  9(h) of this  Confirmation  in lieu of Article 10 or Section 11.2(c) of the Equity Definitions.
                                                  The Calculation  Agent shall promptly  thereafter notify Citibank and Company of any such adjustment.

Extraordinary Events applicable to the Transaction:

       New Shares:                                Section  12.1(i) of the Equity  Definitions  is hereby amended by deleting  the text in clause (i) in its  entirety  and  replacing it with the phrase "publicly  quoted,  traded or listed on any of the New York Stock  Exchange,  the American Stock  Exchange,  The
                                                  NASDAQ  Global  Select  Market or The  NASDAQ  Global  Market (or
                                                  their respective successors)".

       Consequence of Merger Events:

              Share-for-Share:                    Modified Calculation Agent Adjustment

              Share-for-Other:                    Cancellation and Payment (Calculation Agent Determination)

              Share-for-Combined:                 Cancellation  and  Payment  (Calculation  Agent   Determination);
                                                  provided   that   Citibank   may  elect,   in  its   commercially
                                                  reasonable  judgment,  Component  Adjustment  (Calculation  Agent
                                                  Determination).

       Consequence of Tender Offers:

       Tender Offer:                              Applicable;  provided  however  that  if  an  event  occurs  that constitutes  both a Tender  Offer  under  Section  12.1(d) of the
                                                  Equity   Definitions  and  Additional   Termination  Event  under
                                                  Section  9(j)(ii)(C)  of this  Confirmation,  Citibank may elect, in its commercially  reasonable judgment,  whether the provisions
                                                  of   Section   12.3  of  the   Equity   Definitions   or  Section
                                                  9(j)(ii)(C) will apply.

              Share-for-Share:                    Modified Calculation Agent Adjustment

              Share-for-Other:                    Modified Calculation Agent Adjustment

              Share-for-Combined:                 Modified Calculation Agent Adjustment

       Nationalization, Insolvency or Delisting:  Cancellation  and  Payment  (Calculation  Agent   Determination);
                                                  provided   that,  in  addition  to  the   provisions  of  Section
                                                  12.6(a)(iii) of the Equity  Definitions,  it will also constitute a Delisting if the  Exchange is located in the United  States and
                                                  the  Shares  are  not   immediately   re-listed,   re-traded   or
                                                  re-quoted  on any of the New York Stock  Exchange,  the  American
                                                  Stock  Exchange,  The NASDAQ  Global  Select Market or The NASDAQ
                                                  Global  Market (or their  respective  successors);  if the Shares are immediately  re-listed,  re-traded or re-quoted on any of The
                                                  New  York  Stock  Exchange,  the  American  Stock  Exchange,  The
                                                  NASDAQ  Global  Select  Market or The  NASDAQ  Global  Market (or
                                                  their respective  successors),  such exchange or quotation system shall thereafter be deemed to be the Exchange.

       Additional Disruption Events:

              Change in Law:                      Applicable

              Failure to Deliver:                 Not Applicable

              Insolvency Filing:                  Applicable

              Hedging Disruption:                 Applicable

              Increased Cost of Hedging:          Not Applicable

              Loss of Stock Borrow:               Applicable

              Maximum Stock Loan Rate: 250 bps

              Increased Cost of Stock Borrow:     Applicable

                   Initial Stock Loan Rate:       0 bps


       Hedging Party:                             Citibank for all applicable Additional Disruption Events

       Determining Party:                         Citibank for all applicable Additional Disruption Events

       Non-Reliance:                              Applicable

       Agreements and Acknowledgments
       Regarding Hedging Activities:              Applicable

       Additional Acknowledgments:                Applicable


4.  Calculation Agent:                            Citibank.  The  Calculation  Agent  shall,  upon  request  by  the
                                                  Company,  provide a written  explanation of any  calculation  made
                                                  by  it  including,   where   applicable,   a  description  of  the
                                                  methodology and data applied.

5.  Account Details:


         (a)      Account for payments to Company:


                    JP Morgan Chase Bank
                    ABA# 021000021
                    Acct: Chemed Corporation
                    Acct No.: 94-13065

                    Account for delivery of Shares from Company:

                    To be provided by Company

         (b)        Account for payments to Citibank:


                    Citibank, N.A.
                    ABA #021000089
                    DDA 00167679
                    Ref: Equity Derivatives

                    Account for delivery of Shares to Citibank:

                    DTC 418


6. Offices:


The Office of Company for the Transaction is: Inapplicable, Company is not a Multibranch Party.


The Office of Citibank for the Transaction is: 390 Greenwich Street, New York, NY 10013

7. Notices: For purposes of this Confirmation:


(a)      Address for notices or communications to Company:
                  Chemed Corporation
                  2600 Chemed Center
                  255 East Fifth Street
                  Cincinnati, OH 45202
                  Attention: Chief Financial Officer
                  Telephone No.:    (513) 762-6901
                  Facsimile No.:    (513) 287-6713

(b)      Address for notices or communications to Citibank:


                  Citibank notice information to follow:


                  To:               Citibank, N.A.
                                    390 Greenwich Street, 5th Floor
                                    New York, NY 10013

                  Attention:        Equity Derivatives
                  Telephone:        (212) 723-7357
                  Facsimile:        (212) 723-8328

                  To:               Citibank, N.A.
                                    3880 Greenwich Street, 17th Floor
                                    New York, NY 10013

                  Attention:        CIB Legal Group--Derivatives
                  Telephone:        (212) 816-2944
                  Facsimile:        (646) 291-5875

8.  Representations and Warranties


(i) Representations and Warranties of Company


The representations and warranties of Company set forth in Section 3 of the Purchase Agreement are true and correct and are hereby deemed to be repeated to Citibank as if set forth herein. Company hereby further represents and warrants to Citibank that:


     (a) Company has all necessary corporate power and authority to execute, deliver and perform its obligations in respect of this Transaction; such execution, delivery and performance have been duly authorized by all necessary corporate action on Company's part; and this Confirmation has been duly and validly executed and delivered by Company and constitutes its valid and binding obligation, enforceable against Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution hereunder may be limited by federal or state securities laws or public policy relating thereto.

     (b) Neither the execution and delivery of this Confirmation nor the incurrence or performance of obligations of Company hereunder will (i) conflict with or result in a breach of the certificate of incorporation or by-laws (or any equivalent documents) of Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries is bound or to which Company or any of its subsidiaries is subject (including, but not limited to, any agreements and contracts of Counterparty or any of its subsidiaries filed as exhibits to Company's Annual Report on Form 10-K for the year ended December 31, 2006, incorporated by reference in the Offering Memorandum), or (ii) constitute a default under, or result in the creation of any lien under, any such agreement or instrument.

     (c) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance by Company of this Confirmation, except such as have been obtained or made and such as may be required under the Securities Act of 1933, as amended (the "Securities Act") or state securities laws.

     (d) The Shares of Company initially issuable upon exercise of the Warrant by the net share settlement method (the "Warrant Shares") have been reserved for issuance by all required corporate action of Company. The Warrant Shares have been duly authorized and, when delivered against payment therefor (which may include Net Share Settlement in lieu of cash) and otherwise as contemplated by the terms of the Warrant following the exercise of the Warrant in accordance with the terms and conditions of the Warrant, will be validly issued, fully-paid and non-assessable, and the issuance of the Warrant Shares will not be subject to any preemptive or similar rights.

     (e) Company is an "eligible contract participant" (as such term is defined in Section 1a(12) of the Commodity Exchange Act, as amended (the "CEA")) because one or more of the following is true:

Company is a corporation, partnership, proprietorship, organization, trust or other entity and:

          (A)  Company has total assets in excess of USD 10,000,000;

          (B) the obligations of Company hereunder are guaranteed, or otherwise supported by a letter of credit or keepwell, support or other agreement, by an entity of the type described in Section 1a(12)(A)(i) through (iv), 1a(12)(A)(v)(I), 1a(12)(A)(vii) or
               1a(12)(C) of the CEA; or

          (C) Company has a net worth in excess of USD 1,000,000 and has entered into this Agreement in connection with the conduct of Company's business or to manage the risk associated with an asset or liability owned or incurred or reasonably likely to be owned or incurred by Company in the conduct of Company's business.

     (f) Company and each of its controlled affiliates is not, on the date hereof, in possession of any material non-public information with respect to Company.

(ii) Additional representations and warranties

     (a) Citibank represents that it is an "eligible contract participant" as defined in Section 1a(12) of the CEA.


     (b) Each of Citibank and Company acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities, by virtue of Section 4(2) thereof.

9. Other Provisions:


     (a) Opinions. Company shall deliver an opinion of counsel, dated as of the Trade Date, to Citibank, with respect to the matters set forth in Sections 8(i)(a) through (d) of this Confirmation.

     (b)  Reserved

     (c) Repurchase Notices. Company shall, on any day on which Company effects any repurchase of Shares, promptly give Citibank a written notice of such repurchase (a "Repurchase Notice") on such day if following such repurchase, the number of outstanding Shares on such day, subject to any adjustments provided herein, is (i) less than 21 million (in the case of the first such notice) or (ii) thereafter more than 1.60 million less than the number of Shares included in the immediately preceding Repurchase Notice. Company agrees to indemnify and hold harmless Citibank and its affiliates and their respective officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an "Indemnified Person") from and against any and all losses (including losses relating to Citibank's hedging activities as a consequence of becoming, or of the risk of becoming, a Section 16 "insider", including without limitation, any forbearance from hedging activities or cessation of hedging activities and any losses in connection therewith with respect to this Transaction), claims, damages, judgments, liabilities and expenses (including reasonable attorney's fees), joint or several, which an Indemnified Person actually may become subject to, as a result of Company"s failure to provide Citibank with a Repurchase Notice on the day and in the manner specified in this paragraph, and to reimburse, within 30 days, upon written request, each of such Indemnified Persons for any reasonable legal or other expenses incurred in connection with investigating, preparing for, providing testimony or other evidence in connection with or defending any of the foregoing. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against the Indemnified Person, such Indemnified Person shall promptly notify Company in writing, and Company, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others Company may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Company agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Company shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and
          (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. If the indemnification provided for in this paragraph is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then Company under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities. The remedies provided for in this paragraph are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. The indemnity and contribution agreements contained in this paragraph shall remain operative and in full force and effect regardless of the termination of this Transaction.

     (d) Regulation M. Company is not on the date hereof engaged in a distribution, as such term is used in Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of any securities of Company, other than a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) and 102(b)(7) of Regulation M. Company shall not, until the second Scheduled Trading Day immediately following the Trade Date, engage in any such distribution.

     (e) No Manipulation. Company is not entering into this Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Exchange Act.

     (f) Transfer or Assignment. Company may not transfer any of its rights or obligations under this Transaction without the prior written consent of Citibank. Citibank may, without Company's consent, transfer or assign all or any part of its rights or obligations under this Transaction to any third party. If after Citibank's commercially reasonable efforts, Citibank is unable to effect such a transfer or assignment on pricing terms reasonably acceptable to Citibank and within a time period reasonably acceptable to Citibank of a sufficient number of Warrants to reduce (i) Citibank's "beneficial ownership" (within the meaning of Section 13 of the Exchange Act and rules promulgated thereunder) to 7.5% of Company's outstanding Shares or less or (ii) the quotient of (x) the product of (a) the Number of Warrants and (b) the Warrant Entitlement divided by (y) the number of Company's outstanding Shares (such quotient expressed as a percentage, the "Warrant Equity Percentage") to 14.5% or less, Citibank may designate any Exchange Business Day as an Early Termination Date with respect to a portion (the "Terminated Portion") of this Transaction, such that (i) its "beneficial ownership" following such partial termination will be equal to or less than 7.5% or (ii) the Warrant Equity Percentage following such partial termination will be equal to or less than 14.5%. In the event that Citibank so designates an Early Termination Date with respect to a portion of this Transaction, a payment shall be made pursuant to Section 6 of the Agreement as if (i) an Early Termination Date had been designated in respect of a Transaction having terms identical to this Transaction and a Number of Warrants equal to the Terminated Portion, (ii) Company shall be the sole Affected Party with respect to such partial termination and (iii) such Transaction shall be the only Terminated Transaction (and, for the avoidance of doubt, the provisions of paragraph 9(l) shall apply to any amount that is payable by Citibank to Company pursuant to this sentence). Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Citibank to purchase, sell, receive or deliver any Shares or other securities to or from Company, Citibank may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Citibank's obligations in respect of this Transaction and any such designee may assume such obligations. Citibank shall be discharged of its obligations to Company to the extent of any such performance.

     (g) Early Unwind. In the event the sale of Convertible Notes (or, in respect of the Greenshoe Exercise, the Additional Convertible Notes) is not consummated with the initial purchasers for any reason by the close of business in New York on May 14, 2007 (or, in respect of the Greenshoe Exercise, the third Clearance System Business Day following the date of the Greenshoe Exercise (the "Additional Closing Date")) (or such later date as agreed upon by the parties) (May 14, 2007 or such later date, if any, as agreed upon being or, in respect of the Greenshoe Exercise, the Additional Closing Date, the "Early Unwind Date"), this Transaction (or, in respect of the Greenshoe Exercise, the Additional Warrants) shall automatically terminate (the "Early Unwind"), on the Early Unwind Date and (i) the Transaction (or, in respect of the Greenshoe Exercise, the Additional Warrants) and all of the respective rights and obligations of Citibank and Company under the Transaction (or, in respect of the Greenshoe Exercise, the Additional Warrants) shall be cancelled and terminated and (ii) each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of the other party arising out of and to be performed in connection with the Transaction (or, in respect of the Greenshoe Exercise, the Additional Warrants) either prior to or after the Early Unwind Date; provided that Company, unless the sale of the Convertible Notes or the Additional Convertible Notes, as applicable, is not consummated due to a breach of the Purchase Agreement by the Initial Purchasers, shall purchase from Citibank on the Early Unwind Date all Shares purchased by Citibank or one or more of its affiliates and shall, notwithstanding anything to the contrary in the Equity Definitions, reimburse Citibank for any commercially reasonable costs or expenses (including market losses) relating to the unwinding of its hedging activities in connection with the Transaction (or, in respect of the Greenshoe Exercise, the Additional Warrants) (including any loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position). The amount of any such reimbursement shall be determined by Citibank in its sole good faith discretion. Citibank shall notify Company of such amount and Company shall pay such amount in immediately available funds on the Early Unwind Date. Citibank and Company represent and acknowledge to the other that, subject to the proviso included in this Section, upon an Early Unwind, all obligations with respect to the Transaction shall be deemed fully and finally discharged.

     (h) Dividends. If at any time during the period from but excluding the Trade Date, to and including the Expiration Date, (i) an ex-dividend date for a cash dividend occurs with respect to the Shares (an "Ex-Dividend Date"), and that dividend differs from the Regular Dividend on a per Share basis or (ii) if no Ex-Dividend Date for a cash dividend occurs with respect to the Shares in any quarterly dividend period of Company, then the Calculation Agent will adjust any of the Strike Price, Number of Warrants and/or Daily Number of Warrants to preserve the fair value of the Options to Citibank after taking into account such dividend or lack thereof. "Regular Dividend" shall mean for any calendar quarter, USD 0.06 for the first cash dividend or distribution on the Shares for which the Ex-Dividend Date falls within such calendar quarter, and zero for any subsequent dividend or distribution on the Shares for which the Ex-Dividend Date falls within the same calendar quarter.

     (i)  Reserved

     (j)  Additional Provisions.

          (i)  Amendments to the Equity Definitions:

               (A) Section 11.2(a) of the Equity Definitions is hereby amended by deleting the words "diluting or concentrative" and replacing them with the words "material".

               (B) Section 11.2(c) of the Equity Definitions is hereby amended by (x) replacing the words "diluting or concentrative" with "an" and (y) deleting the phrase "(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)" and replacing it with the phrase "(and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)."

               (C) Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words "diluting or concentrative" and replacing them with the word "material"; and adding the phrase "or Warrants" at the end of the sentence.

               (D) Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) deleting from the fourth line thereof the word "or" after the word "official" and inserting a comma therefor, and (2) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor "or (C) at Citibank's option, the occurrence of any of the events specified in Section 5(a)(vii) (1) through (9) of the ISDA Master Agreement with respect to that Issuer."

               (E) Section 12.9(b)(iv) of the Equity Definitions is hereby amended by:

                    (x) deleting (1) subsection (A) in its entirety, (2) the phrase "or (B)" following subsection (A) and (3) the phrase "in each case" in subsection (B); and

                    (y) deleting the phrase "neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or" in the penultimate sentence.

               (F) Section 12.9(b)(v) of the Equity Definitions is hereby amended by:

                    (x) adding the word "or" immediately before subsection "(B)" and deleting the comma at the end of subsection
                         (A); and

                    (y) (1) deleting subsection (C) in its entirety, (2) deleting the word "or" immediately preceding subsection
                         (C) and (3) deleting the final sentence in its entirety and replacing it with the sentence "The Hedging Party will determine the Cancellation Amount payable by one party to the other."

          (ii) Notwithstanding anything to the contrary in this Confirmation, upon the occurrence of one of the following events, with respect to this Transaction, (1) Citibank shall have the right to designate such event an Additional Termination Event and designate an Early Termination Date pursuant to Section 6(b) of the Agreement, and (2) Company shall be deemed the sole Affected Party and the Transaction shall be deemed the sole Affected Transaction:

          (A) Consummation of (A) any recapitalization, reclassification or change of the Shares (other than changes resulting from a subdivision or combination) as a result of which the Shares would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any consolidation with or merger of the Company with or into another person pursuant to which Shares will be converted into cash, securities or other property or any conveyance, transfer or lease of all or substantially all of Company's properties and assets to any person other than one of its subsidiaries; provided, however, that a transaction where the holders of more than 50% of all classes of common equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee immediately after such event shall not be an Additional Termination Event.

          (B) There is a default by Company or any subsidiary in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any indebtedness for money borrowed in excess of $20 million in the aggregate of Company and/or any subsidiary, whether such indebtedness now exists or shall hereafter be created resulting in such indebtedness becoming or being declared due and payable.

          (C) Any "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than the Company, any of its subsidiaries or its employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate "beneficial owner", as defined in Rule 13d-3 under the Exchange Act, of the capital stock of the Company representing more than 50% of the voting power of such capital stock.

          (D) Citibank, despite using commercially reasonable efforts, is unable or reasonably determines that it is impractical or illegal, to hedge its obligations pursuant to this Transaction in the public market without registration under the Securities Act or as a result of any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Citibank).

               Notwithstanding the forgoing,  a transaction set forth in clauses
               (A) or (C) above will not constitute an Additional Termination Event if 100% of the consideration, excluding cash payments for fractional shares, in such transaction or transactions consists of shares of capital stock listed on a national securities exchange or quoted on The NASDAQ Global Market or The NASDAQ Global Select Market or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions.

     (k) No Collateral or Setoff. Notwithstanding any provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Company hereunder are not secured by any collateral. Obligations under this Transaction shall not be set off by Company against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise. Any provision in the Agreement with respect to the satisfaction of
          Company's payment obligations to the extent of Citibank's payment obligations to Company in the same currency and in the same Transaction (including, without limitation Section 2(c) thereof) shall not apply to Company and, for the avoidance of doubt, Company shall fully satisfy such payment obligations notwithstanding any payment obligation to Company by Citibank in the same currency and in the same Transaction. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement,
          (1) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (a) this Transaction and (b) all other Transactions, and (2) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

     (l) Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. If, in respect of this Transaction, an amount is payable by Company to Citibank, (i) pursuant to Section 12.7 or Section 12.9 of the Equity Definitions (except in the event of an Insolvency, Nationalization, Tender Offer or Merger Event in which the consideration or proceeds to be paid to holders of shares consists solely of cash) or (ii) pursuant to Section 6(d)(ii) of the Agreement (except in the event of an Event of Default in which Company is the Defaulting Party or a Termination Event in which Company is the Affected Party, other than an Event of Default of the type described in (x) Section 5(a)(iii), (v), (vi), (vii) or (viii) of the Agreement or (y) a Termination Event of the type described in Section 5(b) of the Agreement, in the case of both (x) and (y), resulting from an event or events outside Company's control) (a "Payment Obligation"), Company shall have the right, in its sole discretion, to satisfy any such Payment Obligation by the Share Termination Alternative (as defined below) by giving irrevocable telephonic notice to Citibank, confirmed in writing within one Scheduled Trading Day, no later than 12:00 p.m. New York local time on the Merger Date, Tender Offer Date, Announcement Date (in the case of a Nationalization, Insolvency or Delisting), Early Termination Date or date of cancellation, as applicable; provided that if Company does not validly elect to satisfy its Payment Obligation by the Share Termination Alternative, Citibank shall have the right to require Company to satisfy its Payment Obligation by the Share Termination Alternative. Notwithstanding the foregoing, Company's or Citibank's right to elect satisfaction of a Payment Obligation in the Share Termination Alternative as set forth in this clause shall only apply to Transactions under this Confirmation and, notwithstanding anything to the contrary in the Agreement, (1) separate amounts shall be calculated with respect to
          (a) Transactions hereunder and (b) all other Transactions under the Agreement, and (2) such separate amounts shall be payable pursuant to
          Section  6(d)(ii) of the Agreement,  subject to, in the case of clause
          (a), Company's Share Termination Alternative right hereunder.

                  Share Termination Alternative:              If  applicable,  Company  shall  deliver to  Citibank
                                                              the Share  Termination  Delivery Property on the date
                                                              (the "Share  Termination  Payment Date") on which the
                                                              Payment  Obligation  would  otherwise be due pursuant
                                                              to  Section  12.7  or  Section  12.9  of  the  Equity
                                                              Definitions  or  Section  6(d)(ii)  and  6(e)  of the
                                                              Agreement,  subject to  paragraph  (m)(i)  below,  in
                                                              satisfaction,  subject to  paragraph  (m)(ii)  below,
                                                              of the Payment  Obligation  in the manner  reasonably
                                                              requested by Citibank free of payment.


                  Share Termination Delivery Property:        A number  of Share  Termination  Delivery  Units,  as
                                                              calculated  by the  Calculation  Agent,  equal to the
                                                              Payment  Obligation  divided by the Share Termination
                                                              Unit Price.  The  Calculation  Agent shall adjust the
                                                              amount  of Share  Termination  Delivery  Property  by
                                                              replacing  any  fractional   portion  of  a  security
                                                              therein  with an  amount  of cash  equal to the value
                                                              of  such  fractional  security  based  on the  values
                                                              used to calculate the Share Termination Unit Price.


                  Share Termination Unit Price:               The value to Citibank of  property  contained  in one
                                                              Share  Termination  Delivery  Unit on the  date  such
                                                              Share   Termination   Delivery   Units   are   to  be
                                                              delivered  as Share  Termination  Delivery  Property,
                                                              as  determined  by  the  Calculation   Agent  in  its
                                                              discretion  by  commercially  reasonable  means.  The
                                                              Calculation   Agent  shall  notify  Company  of  such
                                                              Share   Termination   Unit   Price  at  the  time  of
                                                              notification  of  the  Payment  Obligation.   In  the
                                                              case of a  Private  Placement  of  Share  Termination
                                                              Delivery  Units  that  are   Restricted   Shares  (as
                                                              defined  below),  as set  forth in  paragraph  (m)(i)
                                                              below,  the Share  Termination  Unit  Price  shall be
                                                              determined  by the  discounted  price  applicable  to
                                                              such Share  Termination  Delivery  Units. In the case
                                                              of a  Registration  Settlement  of Share  Termination
                                                              Delivery  Units  that  are   Restricted   Shares  (as
                                                              defined  below)  as set  forth in  paragraph  (m)(ii)
                                                              below,  the Share  Termination  Unit  Price  shall be
                                                              the   Settlement   Price  on  the  Merger  Date,  the
                                                              Announcement    Date    (in    the    case    of    a
                                                              Nationalization,  Insolvency  or  Delisting)  or  the
                                                              Early Termination Date, as applicable.


                  Share Termination Delivery Unit:            In  the  case  of  a  Termination   Event,  Event  of
                                                              Default  or  Delisting,  one Share or, in the case of
                                                              Nationalization,  Insolvency,  Tender Offer or Merger
                                                              Event,  a unit  consisting of the number or amount of
                                                              each  type of  property  received  by a holder of one
                                                              Share (without  consideration  of any  requirement to
                                                              pay   cash  or   other   consideration   in  lieu  of
                                                              fractional   amounts  of  any   securities)  in  such
                                                              Nationalization,  Insolvency,  Tender Offer or Merger
                                                              Event. If such  Nationalization,  Insolvency,  Tender
                                                              Offer  or   Merger   Event   involves   a  choice  of
                                                              consideration   to  be  received  by  holders,   such
                                                              holder  shall be deemed to have  elected  to  receive
                                                              the maximum possible amount of cash.


                  Failure to Deliver:                         Inapplicable


                  Other applicable provisions:                If Share Termination  Alternative is applicable,  the
                                                              provisions  of  Sections  9.8,  9.9,  9.11,  9.12 and
                                                              10.5 (as  modified  above) of the Equity  Definitions
                                                              will be  applicable,  except that all  references  in
                                                              such  provisions  to  "Physically-settled"  shall  be
                                                              read as  references  to "Share  Termination  Settled"
                                                              and  all  references  to  "Shares"  shall  be read as
                                                              references  to "Share  Termination  Delivery  Units".
                                                              "Share  Termination  Settled"  in  relation  to  this
                                                              Transaction     means    that    Share    Termination
                                                              Alternative is applicable to this Transaction.


     (m) Registration/Private Placement Procedures. If, in the reasonable opinion of Citibank, following any delivery of Shares or Share Termination Delivery Property to Citibank hereunder, such Shares or Share Termination Delivery Property would be in the hands of Citibank subject to any applicable restrictions with respect to any registration or qualification requirement or prospectus delivery requirement for such Shares or Share Termination Delivery Property pursuant to any applicable federal or state securities law (including, without limitation, any such requirement arising under Section 5 of the Securities Act as a result of such Shares or Share Termination Delivery Property being "restricted securities", as such term is defined in Rule 144 under the Securities Act, or as a result of the sale of such Shares or Share Termination Delivery Property being subject to paragraph (c) of Rule 145 under the Securities Act) (such Shares or Share Termination Delivery Property, "Restricted Shares"), then delivery of such Restricted Shares shall be effected pursuant to either clause (i) or (ii) below at the election of Company, unless Citibank waives the need for registration/private placement procedures set forth in (i) and (ii) below. Notwithstanding the foregoing, solely in respect of any Daily Number of Warrants exercised or deemed exercised on any Expiration Date, Company shall elect, prior to the first Settlement Date for the first Expiration Date, a Private Placement Settlement or Registration Settlement for all deliveries of Restricted Shares for all such Expiration Dates which election shall be applicable to all Settlement Dates for such Warrants and the procedures in clause (i) or clause (ii) below shall apply for all such delivered Restricted Shares on an aggregate basis commencing after the final Settlement Date for such Warrants. The Calculation Agent shall make reasonable adjustments to settlement terms and provisions under this Confirmation to reflect a single Private Placement or Registration Settlement for such aggregate Restricted Shares delivered hereunder.


          (i) If Company elects to settle the Transaction pursuant to this clause (i) (a "Private Placement Settlement"), then delivery of Restricted Shares by Company shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Citibank; provided that Company may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to
               Section 4(2) of the Securities Act for the sale by Company to Citibank (or any affiliate designated by Citibank) of the

               Restricted  Shares or the  exemption  pursuant to Section 4(1) or
               Section 4(3) of the Securities Act for resales of the Restricted Shares by Citibank (or any such affiliate of Citibank). The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Citibank, due diligence rights (for Citibank or any designated buyer of the Restricted Shares by Citibank), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Citibank. In the case of a Private Placement Settlement, Citibank shall determine the appropriate discount to the Share Termination Unit Price (in the case of settlement of Share Termination Delivery Units pursuant to paragraph (l) above) or any Settlement Price (in the case of settlement of Shares pursuant to Section 2 above) applicable to such Restricted Shares in a commercially reasonable manner and appropriately adjust the number of such Restricted Shares to be delivered to Citibank hereunder; provided that in no event shall such number be greater than 3,700,000 (the "Maximum Amount"). Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Exchange Business Day following notice by Citibank to Company, of such applicable discount and the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Share Termination Payment Date (in the case of settlement of Share Termination Delivery Units pursuant to paragraph (l) above) or on the Settlement Date for such Restricted Shares (in the case of settlement in Shares pursuant to Section 2 above).

               In the event Company shall not have delivered the full number of Restricted Shares otherwise applicable as a result of the proviso above relating to the Maximum Amount (such deficit, the "Deficit Restricted Shares"), Company shall be continually obligated to deliver, from time to time until the full number of Deficit Restricted Shares have been delivered pursuant to this paragraph, Restricted Shares when, and to the extent, that (i) Shares are repurchased, acquired or otherwise received by Company or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (ii) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (iii) Company additionally authorizes any unissued Shares that are not reserved for other transactions. Company shall immediately notify Citibank of the occurrence of any of the foregoing events (including the number of Shares subject to clause (i), (ii) or (iii) and the corresponding number of Restricted Shares to be delivered) and promptly deliver such Restricted Shares thereafter.

               In the event of a Private Placement Settlement, the Net Share Settlement Amount or the Payment Obligation, respectively, shall be deemed to be the Net Share Settlement Amount or the Payment Obligation, respectively, plus an additional amount (determined from time to time by the Calculation Agent in its commercially reasonable judgment) attributable to interest that would be earned on such Net Share Settlement Amount or the Payment Obligation, respectively, (increased on a daily basis to reflect the accrual of such interest and reduced from time to time by the amount of net proceeds received by Citibank as provided herein) at a rate equal to the open Federal Funds Rate plus the Spread for the period from, and including, such Settlement Date or the date on which the Payment Obligation is due, respectively, to, but excluding, the related date on which all the Restricted Shares have been sold and calculated on an Actual/360 basis. The foregoing provision shall be without prejudice to Citibank's rights under the Agreement (including, without limitation, Sections 5 and 6 thereof).

               As used in this Section, "Spread" means, with respect to any Net Share Settlement Amount or Payment Obligation, respectively, the credit spread over the applicable overnight rate that would be imposed if Citibank were to extend credit to Company in an amount equal to such Net Share Settlement Amount, all as determined by the Calculation Agent using its commercially reasonable judgment as of the related Settlement Date or the date on which the
               Payment Obligation is due, respectively. Commercial reasonableness shall take into consideration all factors deemed relevant by the Calculation Agent, which are expected to include, among other things, the credit quality of Company (and any relevant affiliates) in the then-prevailing market and the credit spread of similar companies in the relevant industry and other companies having a substantially similar credit quality.

               (ii) If Company elects to settle the Transaction pursuant to this clause (ii) (a "Registration Settlement"), then Company shall promptly (but in any event no later than the beginning of the Resale Period) file and use its reasonable best efforts to make effective under the Securities Act a registration statement or supplement or amend an outstanding registration statement in form and substance reasonably satisfactory to Citibank, to cover the resale of such Restricted Shares in accordance with customary resale registration procedures, including covenants, conditions, representations, underwriting discounts (if applicable), commissions (if applicable), indemnities, due diligence rights, opinions and certificates, and such other documentation as is customary for equity resale underwriting agreements, all reasonably acceptable to Citibank. If Citibank, in its sole reasonable discretion, is not satisfied with such procedures and documentation Private Placement Settlement shall apply. If Citibank is satisfied with such procedures and documentation, it shall sell the Restricted Shares pursuant to such registration statement during a period (the "Resale Period") commencing on the Exchange Business Day following delivery of such Restricted Shares (which, for the avoidance of doubt, shall be (x) any Settlement Date in the case of an exercise of Warrants prior to the first Expiration Date pursuant to Section 2 above,
                    (y) the Share Termination Payment Date in case of settlement in Share Termination Delivery Units pursuant to paragraph
                    (l) above or (z) the Settlement Date in respect of the final Expiration Date for all Daily Number of Warrants) and ending on the earliest of (i) the Exchange Business Day on which Citibank completes the sale of all Restricted Shares or, in the case of settlement of Share Termination Delivery Units, a sufficient number of Restricted Shares so that the realized net proceeds of such sales equals or exceeds the Payment Obligation (as defined above), (ii) the date upon which all Restricted Shares have been sold or transferred pursuant to Rule 144 (or similar provisions then in force) or Rule 145(d)(1) or (2) (or any similar provision then in force) under the Securities Act and (iii) the date upon which all Restricted Shares may be sold or transferred by a non-affiliate pursuant to Rule 144(k) (or any similar provision then in force) or Rule 145(d)(3) (or any similar provision then in force) under the Securities Act. If the Payment Obligation exceeds the realized net proceeds from such resale, Company shall transfer to Citibank by the open of the regular trading session on the Exchange on the Exchange Trading Day immediately following the last day of the Resale Period the amount of such excess (the "Additional Amount") in cash or in a number of Shares ("Make-whole Shares") in an amount that, based on the Settlement Price on the last day of the Resale Period (as if such day was the "Valuation Date" for purposes of computing such Settlement Price), has a dollar value equal to the Additional Amount. The Resale Period shall continue to enable the sale of the Make-whole Shares. If Company elects to pay the Additional
                    Amount in Shares, the requirements and provisions for Registration Settlement shall apply. This provision shall be applied successively until the Additional Amount is equal to zero. In no event shall Company deliver a number of Restricted Shares greater than the Maximum Amount.

               (iii) Without  limiting the generality of the foregoing,  Company agrees that any Restricted Shares delivered to Citibank, as purchaser of such Restricted Shares, (i) may be transferred by and among Citibank and its affiliates and Company shall effect such transfer without any further action by Citibank and (ii) after the minimum "holding period" within the meaning of Rule 144(d) under the Securities Act has elapsed after any Settlement Date for such Restricted Shares, Company shall promptly remove, or cause the transfer agent for such Restricted Shares to remove, any legends referring to any such restrictions or requirements from such Restricted Shares upon delivery by Citibank (or such affiliate of Citibank) to Company or such transfer agent of seller's and broker's representation letters customarily delivered by Citibank in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Citibank (or such affiliate of Citibank).

               If the Private Placement Settlement or the Registration Settlement shall not be effected as set forth in clauses (i) or
               (ii), as applicable, then failure to effect such Private Placement Settlement or such Registration Settlement shall constitute an Event of Default with respect to which Company shall be the Defaulting Party.

     (n) Limit on Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement or this Confirmation, in no event shall Citibank be entitled to receive, or shall be deemed to receive, any Shares if, upon such receipt of such Shares, the "beneficial ownership" (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Citibank or any entity that directly or indirectly controls Citibank (collectively, "Citibank Group") would be equal to or greater than 4.5% or more of the outstanding Shares. If any delivery owed to Citibank hereunder is not made, in whole or in part, as a result of this provision, Company's obligation to make such delivery shall not be extinguished and Company shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Citibank gives notice to Issuer that such delivery would not result in Citibank Group directly or indirectly so beneficially owning in excess of 4.5% of the outstanding Shares. No additional compensation or amounts shall be due Citibank as a consequence of such delayed settlement.

     (o) Share Deliveries. Company acknowledges and agrees that, to the extent the holder of this Warrant is not then an affiliate and has not been an affiliate for 90 days (it being understood that Citibank will not be considered an affiliate under this paragraph solely by reason of its receipt of Shares pursuant to this Transaction), and otherwise satisfies all holding period and other requirements of Rule 144 of the Securities Act applicable to it, any delivery of Shares or Share Termination Property hereunder at any time after 2 years from the Trade Date shall be eligible for resale under Rule 144(k) of the Securities Act and Company agrees to promptly remove, or cause the transfer agent for such Shares or Share Termination Property, to remove, any legends referring to any restrictions on resale under the Securities Act from the Shares or Share Termination Property. Company further agrees, for any delivery of Shares or Share Termination Property hereunder at any time after 1 year from the Trade Date but within 2 years of the Trade Date, to the to the extent the holder of this Warrant then satisfies the holding period and other requirements of Rule 144 of the Securities Act, to promptly remove, or cause the transfer agent for such Restricted Share to remove, any legends referring to any such restrictions or requirements from such Restricted Shares. Such Restricted Shares will be de-legended upon delivery by Citibank (or such affiliate of Citibank) to Company or such transfer agent of customary seller's and broker's representation letters in connection with resales of restricted securities pursuant to Rule 144 of the Securities Act, without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Citibank (or such affiliate of Citibank). Company further agrees that any delivery of Shares or Share Termination Delivery Property prior to the date that is 1 year from the Trade Date, may be transferred by and among Citibank and its affiliates and Company shall effect such transfer without any further action by Citibank. Notwithstanding anything to the contrary herein, Company agrees that any delivery of Shares or Share Termination Delivery Property shall be effected by book-entry transfer through the facilities of DTC, or any successor depositary, if at the time of delivery, such class of Shares or class of Share Termination Delivery Property is in book-entry form at DTC or such successor depositary and such Shares or Share Termination Delivery Property are not "restricted securities" for purposes of the Securities Act. Notwithstanding anything to the contrary herein, to the extent the provisions of Rule 144 of the Securities Act or any successor rule are amended, or the applicable interpretation thereof by the Securities and Exchange Commission or any court change after the Trade Date, the agreements of Company herein shall be deemed modified to the extent necessary, in the opinion of outside counsel of Company, to comply with Rule 144 of the Securities Act, including Rule 144(k) as in effect at the time of delivery of the relevant Shares or Share Termination Property.

     (p) Governing Law. New York law (without reference to choice of law doctrine).

     (q) Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Transaction. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.

     (r) Tax Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Company and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Company relating to such tax treatment and tax structure.

     (s) Maximum Share Delivery. Notwithstanding any other provision of this Confirmation or the Agreement, in no event will Company be required to deliver more than the Maximum Amount of Shares in the aggregate to Citibank in connection with this Transaction, subject to the provisions regarding Deficit Restricted Shares

     (t) Right to Extend. Citibank may postpone, in whole or in part, any Expiration Date or any other date of valuation or delivery with respect to some or all of the relevant Warrants (in which event the Calculation Agent shall make appropriate adjustments to the Daily Number of Warrants with respect to one or more Expiration Dates) if Citibank determines, in its commercially reasonable judgment, that such extension is reasonably necessary or appropriate to preserve Citibank's hedging or hedge unwind activity hereunder in light of existing liquidity conditions or to enable Citibank to effect purchases of Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that would, if Citibank were Issuer or an affiliated purchaser of Issuer, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Citibank.

     (u) Status of Claims in Bankruptcy. Citibank acknowledges and agrees that this Confirmation is not intended to convey to Citibank rights against Company with respect to the Transaction that are senior to the claims of common stockholders of Company in any U.S. bankruptcy proceedings of Company; provided that nothing herein shall limit or shall be deemed to limit Citibank's right to pursue remedies in the event of a breach by Company of its obligations and agreements with respect to the Transaction; provided, further, that nothing herein shall limit or shall be deemed to limit Citibank's rights in respect of any transactions other than the Transaction.

     (v)  Securities  Contract;  Swap Agreement.  The parties hereto intend for:
          (a) the Transaction to be a "securities contract" and a "swap agreement" as defined in the Bankruptcy Code (Title 11 of the United States Code) (the "Bankruptcy Code"), and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the
          Bankruptcy Code; (b) a party's right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a "contractual right" as described in the Bankruptcy Code; and (c) each payment and delivery of cash, securities or other property hereunder to constitute a "margin payment" or "settlement payment" and a "transfer" as defined in the Bankruptcy Code.



                            [signature page follows]

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning an executed copy to Equity Derivatives, Citibank, N.A., 390 Greenwich Street, New York, New York 10013, Facsimile No. (212) 723-8328.


                                   Very truly yours,





                                    CITIBANK, N.A.


                                    /s/ William Ortner
                                    ---------------------
                                    Authorized Signatory


         Accepted and confirmed
         as of the Trade Date:

         CHEMED CORPORATION

         By: /s/ David P. Williams
         ------------------------------------------
         Authorized Signatory
         Name: David P. Williams